UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPOWER INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on August [*], 2026 at 10:00 a.m. ET

TO THE STOCKHOLDER OF IPOWER INC.:

You are cordially invited to attend the special meeting of the stockholders of iPower Inc., a Nevada corporation (“Company”), which will be held on August [*], 2026, at 10:00 a.m. (ET), and will be accessible virtually at [www.virtualshareholdermeeting.com/IPW2026] (the “Special Meeting”), for the following purposes:

1.	Pacelor Acquisition Issuance Proposal: To approve the potential issuance of up to $30 million of common stock, representing in excess of 20% of the outstanding common stock of the Company, as consideration for the acquisition of 100% of the outstanding common stock of Pacelor, a California corporation, for purposes of complying with Nasdaq Listing Rule 5635(a) or 5635(b);

2.	Stock Offering Proposal: To approve, for purposes of complying with Nasdaq Listing Rules 5635(d) and 5635(b), the issuance of up to $10 million of common stock in one or more private placements or public offerings, at a price that may be above, equal to or below the Nasdaq Minimum Price, subject to the limits set forth within this proxy statement;

3.	To consider and vote on a proposal to approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the above proposals, in the event there are not sufficient votes at the time of the Special Meeting to approve the proposals or to establish a quorum; and

4.	To transact any other business as may properly be presented at the Special Meeting or any adjournment thereof.

Note that the Pacelor Acquisition Issuance Proposal and the Stock Offering Proposal are separate and independent. Approval of either proposal does not require completion of the other, and approval does not require the Board to complete the related transaction. The matters expected to be acted upon at the Special Meeting are described in more detail in the accompanying proxy statement.

This Notice of Special Meeting of Stockholders, proxy statement and proxy card are being mailed to stockholders on or about [*], 2026.

We urge you to fill out, sign, and submit the enclosed proxy card today or follow the specific instructions on how to vote your shares through the Internet or telephone.

You may cast your vote by proxy over the Internet, telephone or by completing and mailing a proxy card to ensure that your shares will be represented at the Special Meeting. Your vote by proxy will ensure your representation at the special Meeting regardless of whether or not you attend. Returning the proxy card does not deprive you of your right to attend and vote your shares at the Special Meeting.

Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Special Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Company’s board of directors and the employees of the Company, we thank you for your continued support and look forward to speaking with you at the Special Meeting.

By Order of the Board of Directors,

/s/ Chenlong Tan
Chenlong Tan
Chief Executive Officer

Dated: August [*], 2026

IMPORTANT

Whether or not you expect to attend the Special Meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed return envelope or follow the instructions contained in the proxy materials to vote on the Internet or by telephone. If you grant a proxy, you may revoke it at any time prior to the Special Meeting and will still have the opportunity to vote in person at the Special Meeting.

PLEASE NOTE: If your shares are held in street name, you must contact your broker, bank, custodian or other nominee.

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

PROXY STATEMENT

for the

Special Meeting of Stockholders

to be held on August [*], 2026

General

iPower Inc., or iPower, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to iPower Inc. The term “Special Meeting” as used in this proxy statement refers to the Special Meeting of Stockholders and includes any adjournment or postponement of the Special Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at [*], where you can access this proxy statement for the Special Meeting and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Company’s board of directors (the “Board”) is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Special Meeting, or you may vote online at www.proxyvote.com. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Special Meeting are dated August [*], 2026. If you owned shares of common stock of iPower at the close of business on [*], 2026 (the “Record Date”), you are entitled to vote at the Special Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were a total of [***] shares of common stock outstanding.

The Special Meeting will be held in a virtual meeting format only. The Special Meeting will convene on August [*], 2026, at 10:00 a.m. Eastern Time at [***]. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of proxy materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at [***].

The Special Meeting can be accessed by visiting [www.virtualshareholdermeeting.com/IPW2026], where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Special Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Special Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Special Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 9:45 a.m. Eastern Time on August [*], 2026, the day of the Special Meeting, so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email [*] or call [*].

Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.

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Purpose Of Special Meeting

At the Annual Meeting, you will be asked to vote:

•

To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of more than 20% of the Company’s issued and outstanding common stock for purposes of acquiring 100% of the stock of Pacelor, Inc. (the “Pacelor Acquisition Issuance Proposal” or “Proposal 1”);

•

To approve, for purposes of complying with Nasdaq Listing Rules 5635(d) and 5635(b), the issuance of more than 20% of the Company’s issued and outstanding common stock in relation to one or more potential private placements or registered offerings of the Company’s common stock (the “Stock Offering Proposal” or “Proposal 2”); and

•

To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1 and 2 are insufficient to approve such proposals (the “Adjournment Proposal”).

Why We Are Seeking Stockholder Approval Of These Proposals

Proposal No. 1: Nasdaq Listing Rule 5635(a) requires that we obtain stockholder approval prior to issuing stock in excess of 20% of the voting power or outstanding shares of common stock of the Company when such stock is issued in connection with acquiring the stock or assets of another company. Further, Nasdaq Listing Rule 5635(b) requires that we obtain stockholder approval prior to the issuance or potential issuance of common stock that would result in a change of control (a “Change of Control”) of the Company. As the Pacelor Acquisition Issuance Proposal proposes to issue in excess of 20% of the Company’s common stock as consideration for the acquisition of 100% of the outstanding stock of Pacelor, and such issuance would result in a Change of Control under Nasdaq Listing Rules, we are seeking your approval prior to entering into an agreement related to or completing such proposed acquisition.

Proposal No. 2: Nasdaq Listing Rule 5635(d) requires stockholder approval prior to issuing 20% or more of the Company’s outstanding common stock at a price below the “Minimum Price” (as defined in Nasdaq Listing Rules) and Nasdaq Listing Rule 5635(b) requires stockholder approval prior to a potential Change of Control, which would occur upon the issuance of 20% or more of the Company’s commons stock, regardless of whether such stock is issued at, above or below market price. As such, we are seeking stockholder approval prior to pursuing the Stock Offering Proposal, regardless of whether the Company ultimately sells 20% or more of its common stock to a single investor or group of investors.

Proposal No. 3: To consider and vote on a proposal to approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the above proposals, in the event there are not sufficient votes at the time of the Special Meeting to approve the proposals or to establish a quorum.

Proposal No. 4: In the event additional items arise that require a vote, we are seeking stockholder approval to transact such other business as may properly come before the meeting or any adjournment thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of one-third of the voting power of the outstanding shares of capital stock entitled to vote at the Special Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. We will include proxies marked as abstentions, withheld votes, and broker non-votes to determine the number of shares present at the Special Meeting.

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Voting Rights

Holders of our common stock are entitled to one vote at the Special Meeting for each share of the common stock that he or she owned as of the Record Date.

You may vote your shares at the Special Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Special Meeting, there will be a live link provided during the Special Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to www.proxyvote.com. To vote by phone, please call 1-800-690-6903. To vote by mail, complete, sign and return the proxy card in the enclosed postage-paid envelope and return it to Broadridge Financial Solutions Inc. (“Broadridge”) pursuant to the mailing instructions. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the approval of Proposal 1; “FOR” the approval of Proposal 2; and “FOR” the Adjournment Proposal. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Special Meeting, other than those listed in the Notice of the Special Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

•

With respect to Proposals 1, 2 and the Adjournment Proposal, the affirmative vote of the holders of a majority of the voting power of the total votes cast is required to approve Proposals 1, 2 and the Adjournment Proposal. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of Proposals 1, 2 and the Adjournment Proposal.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of iPower and our stockholders and unanimously recommends a vote “FOR” the approval of Proposal 1; “FOR” the approval of Proposal 2; and “FOR” the Adjournment Proposal.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

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Under the applicable rules governing such brokers, we believe that the Adjournment Proposal is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote on such uninstructed shares. We believe Proposals 1 and 2 are likely to be considered “non-routine,” which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approval of the Adjournment Proposal is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on the Adjournment Proposal if the broker has not received instructions from the beneficial owner.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Special Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Broadridge by phone at 1-800-690-6903, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

•	filing a letter with our Secretary revoking the proxy;

•	submitting another signed proxy with a later date; or

•	attending the Special Meeting and voting online.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Special Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of iPower.

Your Vote is Confidential

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board for their consideration.

4

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders, directors, officers or employees. iPower may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Broadridge has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of the Company’s stock, and the Company will pay Broadridge for these services and reimburse certain of its expenses. In addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mail or direct communication with certain stockholders or their representatives by Company officers, directors or employees, who will receive no additional compensation for their efforts.

Your vote is very important. Stockholders may vote their shares (1) at the Special Meeting, (2) through the Internet or by telephone in advance by following the instructions on your proxy card, or (3) by completing and returning the proxy card you receive in the mail. Specific instructions for voting through the Internet or by telephone (including voting deadlines) are included in the proxy materials. For specific instructions on how to vote your shares, please refer to the instructions in this Notice, in the section titled “General Information About Voting” of the Proxy Statement or on your proxy card. Whether or not you expect to attend the Special Meeting, please vote at your earliest convenience by following the instructions in the Proxy Statement or on the proxy card you received in the mail.

Report of Voting Results

Preliminary voting results will be announced at the Special Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed within four business days after the Special Meeting.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by:

•	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and current executives as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 3,065,346 shares of common stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within sixty (60) days of, the Record Date. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730.

Name of Beneficial Owner	No. of Shares Common Stock Beneficially Owned	Total Percentage of Common Stock Owned
Chenlong Tan (1)	45,892	1.5%
Yue Guo (2)	459	*%
Hanxi Li (3)	826	*%
Bennet Tchaikovsky (4)	1,245	*%
Yi Yang (5)	–	–
All Officers and Directors (5 Persons)	48,359	1.5%

Beneficial Owners of more than 5%
–	–	–

__________________________

*	Less than 0.1%
(1)	Chenlong Tan is our co-Founder, Chairman, Chief Executive Officer and President. Mr. Tan’s holding consists of (i) 15,843 shares directly held by Mr. Tan; (ii) 16,667 shares held by a trust for the benefit of Mr. Tan and certain of his family members, (iii) 3,240 shares of options vested, and (iv) 10,142 shares of RSUs vested with deferred settlement. The aforementioned holdings do not include options to purchase 14,260 shares of common stock which remain subject to certain vesting conditions.
(2)	Ms. Guo is a member of our board of directors. Her holdings consist of (i) 459 shares of common stock and (ii) 1,952 RSUs which remain subject to vesting.
(3)	Ms. Li is a member of our board of directors. Her holdings consist of (i) 826 shares of common stock and (ii) 1,953 RSUs which remain subject to vesting, but will not vest within the next 60 days.
(4)	Mr. Tchaikovsky is a member of our board of directors. His holdings consist of (i) 1,245 shares of common stock and (ii) 3,904 RSUs which remain subject to vesting, but will not vest within 60 days.
(5)	Ms. Yang is a member of our board of directors.

6

PROPOSAL NO. 1

PACELOR ACQUISITION ISSUANCE PROPOSAL

The Board, acting on the recommendation of a committee composed solely of disinterested directors (the "Special Committee"), is asking stockholders to authorize the issuance of iPower common stock in connection with the potential acquisition of Pacelor. As of August [*], 2026, iPower has not executed a definitive acquisition agreement or arrived at definitive terms regarding the transaction. However, the Company and the Board believe that pursuing the Pacelor acquisition may be in the best interests of the Company, as described in more detail below. Stockholder approval of this Proposal No. 1 would authorize, but would not require, iPower to enter into and complete the proposed acquisition on terms that remain within the limitations described below.

Background, Description of Proposal and Nasdaq Rules Implicated

Pacelor, a long-time iPower service provider, is a California corporation that provides logistics, warehouse and fulfillment services to suppliers and brands. Pacelor has developed a network of logistics and fulfillment partners, negotiated competitive rates and commercial terms, and accumulated operating know-how relating to the coordination of these services. Pacelor has also developed or acquired rights to proprietary software and AI-enabled technology (the “Pacelor Technology”). The Pacelor Technology is not necessarily solely related to Pacelor’s logistics or fulfillment operations and may have broader applications across a range of industries, business functions and commercial use cases.

The Company believes that acquiring Pacelor could strengthen iPower’s operations through the combination of two principal groups of assets and capabilities. First, Pacelor has an existing logistics and fulfillment network, negotiated partner rates, commercial relationships and operating know-how. Second, Pacelor owns or controls the Pacelor Technology, which may have applications beyond logistics and fulfillment and may support iPower’s broader AI strategy and future business development.

Pacelor is 50% owned by Ms. Yi Yang, a non-independent director serving on iPower’s Board, making this a related party transaction. We are proposing to issue up to $30 million (the “Maximum Consideration”) in iPower common stock in exchange for the acquisition of 100% of the issued and outstanding securities of Pacelor (the “Share Exchange”). We will determine what percentage of the Maximum Consideration will be required to acquire Pacelor after we complete a valuation of Pacelor, complete our due diligence review of Pacelor, and negotiate the definitive terms of the Pacelor acquisition. We require stockholder approval of this transaction as the Share Exchange would result in the issuance of more than 20% of iPower common stock presently outstanding and, in accordance with Nasdaq Listing Rule 5635(b), would result in a change of control of the Company as the majority of shares outstanding after the Share Exchange would be held by the former Pacelor shareholders. In the event the acquisition is completed, however, we anticipate no change in the Company’s board, management or operations, aside from integrating Pacelor into iPower’s existing technology, assets and business structure.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of stock or assets of a company if (1) the common stock to be issued would have in excess of 20% of the voting power outstanding before the transaction, (2) the common stock to be issued will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance, and (3) any director, officer or 5% shareholder has a 5% or greater interest, directly or indirectly in the company or assets to be acquired or in the consideration to be paid in the transaction, and the transaction could result in an increase in outstanding common stock or voting power of 5% or more. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Nasdaq considers a Change of Control to have occurred if the acquisition will result in a shareholder acquiring 20% or more of the Company’s issued and outstanding stock. As this transaction meets each of the three above listed targets, shareholder approval is required under both Nasdaq Listing Rule 5635(a) and 5635(b).

If stockholders approve this proposal, the Special Committee may negotiate a definitive share exchange or acquisition agreement with Pacelor (the "Definitive Agreement"), and the disinterested Board may approve and cause iPower to enter into that agreement, provided its material terms remain within the limits described in this Proxy Statement. Stockholder approval will not obligate iPower to sign or close any transaction. Further, it is possible that our Board may approve the entry into a Definitive Agreement in advance of obtaining shareholder approval, in which case closing on the Pacelor transaction would remain subject to obtaining stockholder approval. In the event we enter into a Definitive Agreement in advance of obtaining stockholder approval, we will notify stockholders by filing a Current Report on Form 8-K with the SEC disclosing the terms of the Definitive Agreement to stockholders, and we would make such information available at our website at www.meetipower.com and at www.sec.gov, and will provide an additional mailing alerting Record Holders of such information.

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Under any Definitive Agreement, iPower would acquire all outstanding shares of Pacelor, Pacelor would become a wholly owned subsidiary of iPower, and Pacelor stockholders would receive only fully vested shares of iPower voting common stock. No cash, notes, warrants, earnouts or service-based equity will be paid as consideration for the acquisition.

Purchase Price, Share Formula and Maximum Shares

Final Pacelor Equity Value: We do not yet know the total purchase price that will be paid for the acquisition of Pacelor, as such determination will not be made until we complete our due diligence review of Pacelor and the Pacelor Technology and fully negotiate the terms of the Definitive Agreement. However, this process will be overseen and approved by the Special Committee, which will consist only of independent and disinterested directors. We anticipate that the purchase price will be at or below $30,000,000 (the “Maximum Consideration”), to be paid in shares of iPower common stock.

Reference Price: The reference price to be used in calculating the total value of consideration to be paid to Pacelor will be based on the per share closing price of iPower common stock on the trading day immediately prior to closing (the “Reference Price”).

Exchange Shares: The final amount of consideration to be issued to Pacelor in exchange for 100% of the Pacelor shares will be equal to Pacelor’s value divided by the Reference Price, rounded down to the nearest whole share. Thus, in the event Pacelor is deemed to be valued at more than Maximum Consideration, we would either need to obtain a new stockholder consent or negotiate a reduced purchase price, otherwise the transaction will not close.

No Post-Closing Adjustments: The final Definitive Agreement will not include any post-closing price adjustment, make-whole issuance or additional share issuance based on a later change in iPower's stock price.

Existing Relationship and Related-Party Interest

As stated above, Ms. Yi Yang, Pacelor's founder, chief executive officer and 50% stockholder, is an iPower director. As such, upon our acquisition of Pacelor, we anticipate Ms. Yang will receive 50% of the consideration issued in conjunction with our acquisition of Pacelor and Ms. Yang will become the Company’s majority shareholder. The number of shares Ms. Yang receives will depend on the final Pacelor equity value determined by the Special Committee and based on the Reference Price.

Pacelor currently provides services to iPower performing logistics, warehousing and fulfillment services for iPower and has been a service provider to iPower since 2023.

Due to her interest in this transaction, Ms. Yang will not participate in the Special Committee's or the disinterested directors' negotiation, deliberation, approval or recommendation regarding this transaction. Prior to the Company entering into a Definitive Agreement, the Special Committee will retain a valuation consultant and such other advisers who may be required in determining the appropriate purchase price, to be paid in iPower share, in acquiring Pacelor.

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Reasons for the Transaction

The Special Committee and the disinterested members of the Board believe that pursuing the potential acquisition of Pacelor may be in the best interests of iPower and its stockholders for several reasons.

Pacelor is a logistics, warehousing and fulfillment service provider to iPower and has developed a network of third-party logistics, warehouse, transportation and fulfillment partners. Through these relationships, Pacelor has obtained rates, capacity access and commercial terms that the Company believes are competitive and important to the efficient operation and future scalability of iPower’s business. Pacelor also possesses operating know-how relating to the selection and coordination of logistics and fulfillment providers, warehouse management, order processing and supply-chain execution.

Pacelor’s existing business provides access to a cost-effective, operationally mature nationwide logistics and fulfillment network. Through relationships with dozens of fulfillment centers across the United States, Pacelor has access to more than 10 million square feet of warehouse capacity and has developed established systems, negotiated commercial terms and practical operating know-how for coordinating third-party warehousing, fulfillment, transportation and related services. Under iPower’s asset-light operating model, flexible capacity, competitive rates, efficient execution and reliable fulfillment are all important components of the value iPower provides to suppliers, brands and other supply-chain partners. The Special Committee believes that acquiring Pacelor would enable iPower to retain and internalize these capabilities, preserve access to Pacelor’s network and operating expertise, improve operational control and scalability, and convert an important third-party service-provider relationship into an integrated operating capability. These anticipated benefits remain subject to due diligence, including confirmation of Pacelor’s material relationships, negotiated rates, capacity arrangements and their continuation following the acquisition.

Pacelor has also developed or acquired ownership of, or rights to, certain proprietary software and artificial intelligence technology, some of which has not been previously disclosed. This technology is referred to in this Proxy Statement as the “Pacelor Technology.” The Pacelor Technology is a separate potential source of value and is not necessarily related to Pacelor’s logistics, warehousing or fulfillment operations. It may have broader applications across different industries, business functions and commercial use cases. The Pacelor Technology is designed to function as an aggregation and distribution platform for AI computing resources by obtaining model usage capacity and other AI computing resources from multiple providers and making those resources available to business customers, together with industry-specific solutions and support, initially in e-commerce and supply-chain spaces. iPower is already pursuing a strategy to acquire, finance and operate high-end AI hardware infrastructure, and the Special Committee believes that the Pacelor Technology would support and enhance that strategy by providing a platform through which both third-party computing resources and computing capacity generated by hardware owned, financed or operated by iPower in the future could be distributed and commercialized. The Pacelor Technology may therefore have standalone commercial value while also providing iPower with an integrated pathway to monetize future GPU-based computing capacity at competitive cost. The Company believes demand for flexible and cost-effective AI computing resources is substantial and growing. The ownership, functionality, scalability, commercial readiness and expected economic contribution of the Pacelor Technology remain subject to legal, technical, commercial and valuation due diligence.

The Company believes the proposed acquisition may provide iPower with:

•	greater control over logistics and fulfillment resources already used in its operations;
•	continued access to Pacelor’s partner network, negotiated rates and commercial relationships, subject to their transferability and continuation following the acquisition;
•	Pacelor’s operating systems, personnel and logistics and supply-chain know-how;
•	ownership of, or enforceable rights to, the Pacelor Technology and its potential commercial applications;
•	opportunities to improve operating efficiency, scalability and coordination across iPower’s existing and future businesses;
•	opportunities to develop new AI-enabled products, services or business initiatives; and
•	the conversion of Pacelor’s existing related-party vendor relationship with iPower into an intercompany operating relationship following closing.

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The Special Committee will separately evaluate the value of Pacelor’s logistics and fulfillment operations and the value of the Pacelor Technology. These anticipated benefits remain subject to completion of due diligence, confirmation of Pacelor’s ownership of or enforceable rights to the Pacelor Technology, confirmation that Pacelor’s material partner relationships and negotiated commercial terms will remain available following the acquisition, receipt of an independent valuation analysis, negotiation of acceptable definitive terms and successful integration following closing. There can be no assurance that the proposed acquisition will be completed or that any of the anticipated benefits will be realized.

Material Conditions

Execution of a Definitive Agreement approved by the Special Committee and the disinterested Board, approval of this Proposal No. 1, and receipt of all other required Nasdaq and regulatory approvals. Completion of financial, legal, tax and technology diligence, including confirmation of Pacelor's capitalization and ownership or enforceable rights to the Pacelor Technology, delivery of Pacelor audited financial statements and required pro forma financial information. A closing tax opinion that the exchange should qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

As we do not yet have a Definitive Agreement, we do not yet know the timeline on closing on this transaction, should it be approved by stockholders. However, assuming we determine to move forward with this transaction, we anticipate that we will seek to close as soon as possible once all required steps and approvals have been obtained, assuming we have negotiated a Definitive Agreement acceptable to all parties. In the event we do not obtain stockholder approval at this Special Meeting, we may seek to delay the date of the Special Meeting in order to obtain additional votes.

Principal Risks

If the transaction is approved and closes, the issuance of our common stock for the acquisition of Pacelor will substantially dilute existing stockholders and will place significant voting power with Pacelor's former stockholders. The transaction is a related-party transaction, and iPower may not realize value equal to the final transaction value, which may be as high as $30,000,000. Because no Definitive Agreement has been executed, unless the Company enters into a Definitive Agreement in advance of the Special Meeting, stockholders will not know every final contractual term when they vote, and the Special Committee and disinterested Board may approve any Final Pacelor Equity Value at or below $30,000,000 within the disclosed limits without another stockholder vote. iPower may inherit unknown liabilities or may be unable to integrate Pacelor or the Pacelor Technology successfully. The number of shares that will need to be issued in relation to this transaction will increase if iPower's stock price declines before closing, up to the Maximum Consideration (depending on final negotiated terms and consideration). The intended tax-deferred treatment may not be achieved if the transaction fails to satisfy applicable tax requirements.

Definitive Agreement

No Definitive Agreement has been executed as of the date of this proxy statement. Stockholders are being asked to approve the issuance based on the proposed terms outlined in this Proxy Statement. If a Definitive Agreement is executed before the definitive proxy is mailed, iPower will update the disclosure and include or file the agreement as required.

Effect of the Vote

If this proposal is approved, the Special Committee and the disinterested Board may negotiate, approve and enter into a Definitive Agreement and, upon closing, issue shares within the approved limits without another stockholder vote, unless the final transaction falls outside those limits or additional approval is otherwise required. Stockholder approval of this transaction does not require iPower to proceed. If this proposal is not approved, iPower may not rely on it to issue the Pacelor consideration shares.

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Proposed Resolution

RESOLVED, that, for purposes of Nasdaq Listing Rules 5635(a) and 5635(b), if applicable, the stockholders of iPower Inc. approve the issuance of shares of iPower common stock valued at up to $30,000,000 in connection with the potential acquisition of all outstanding capital stock of Pacelor Inc. pursuant to a definitive stock exchange agreement to be negotiated and approved by the Special Committee and the disinterested Board after stockholder approval, provided that (i) the final aggregate equity consideration does not exceed $30,000,000, (ii) the actual number of shares equals the final aggregate equity consideration divided by the Nasdaq Official Closing Price of iPower common stock on the trading day immediately preceding the closing date, rounded down to the nearest whole share, (iii) the maximum share cap is not exceeded, and (iv) the transaction otherwise remains within the terms described in this Proxy Statement.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve this Proposal No. 1.

Recommendation of the Board of Directors

The Board, made up solely of uninterested directors and acting on the recommendation of the Special Committee, hereby recommends that the holders of common stock approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of up to $30,000,000 of shares of the Company’s common stock in exchange for the acquisition of 100% of Pacelor’s outstanding stock.

THE BOARD OF DIRECTORS, ACTING ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL NO. 1, FOR PURPOSES OF COMPLYING WITH NADSAQ LISTING RULES 5635(A) AND 5635(B), THE ISSUANCE OF UP TO $30,000,000 OF SHARES OF THE COMPANY’S COMMON STOCK IN EXCHANGE FOR THE ACQUISITION OF 100% OF PACELOR’S OUTSTANDING STOCK.

YI YANG DID NOT PARTICIPATE IN THIS RECOMMENDATION.

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PROPOSAL NO. 2

STOCK OFFERING PROPOSAL

The Board is asking stockholders to approve a potential private placement or registered offering of iPower common stock to one or more investors that have not yet been identified. The authorization is limited by the aggregate consideration, maximum number of shares, maximum discount, permitted consideration, completion period and change-of-control limitation described below.

Proposed Resolution

RESOLVED, that, for purposes of Nasdaq Listing Rule 5635(d), 5635(b) and any other applicable Nasdaq Listing Rule, the stockholders of iPower Inc. approve the issuance, in one or more related closings completed no later than three months after the date of this stockholder approval, of up to $10,000,000 in shares of iPower common stock to one or more investors not yet identified, for aggregate consideration of up to $10,000,000, at an effective purchase price per share that may be above, equal to or below the Nasdaq Minimum Price but may not reflect a discount greater than 15% to the Nasdaq Minimum Price, with consideration consisting of cash and/or full recourse and subject to the other limitations described in this Proxy Statement and to be set forth in any definitive subscription agreement.

Maximum Terms Authorized

Term	Authorized Limit
Aggregate consideration	Up to $10,000,000.
Securities	iPower common stock only.
Maximum shares	Up to $10,000,000 of shares, regardless of the amount or form of consideration or any change in iPower's stock price.
Price	The effective purchase price may be above, equal to or below Nasdaq Minimum Price, but may not reflect a discount greater than 15% to Nasdaq Minimum Price.
Investors	One or more yet to be identified investors. No officer, director, employee, consultant or affiliate of any such person will participate unless specifically identified and separately approved, if required.
Completion period	All related closings must occur within three months after stockholder approval.
Change of control	The Stock Offering may result in a change of control under Nasdaq Listing Rule 5635(b), in the event that there are a limited number of purchasers participating in such offering.
Consideration	Cash or other cash equivalent.

Pricing

For purposes of this proposal, "Nasdaq Minimum Price" means the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding subscription agreement and (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of that agreement.

The Board may negotiate a Stock Offering price at a premium to the Nasdaq Minimum Price, at the Nasdaq Minimum Price or at a discount to the Nasdaq Minimum Price. Any discount may not exceed 15%. The Stock Offering may not include a variable-price reset, make-whole share issuance or anti-dilution adjustment other than customary adjustments for stock splits, combinations and similar recapitalizations.

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Form of Consideration

The Company may receive cash or other cash equivalent as consideration for this transaction.

Purpose and Use of Proceeds

The Company expects to use cash received from the Stock Offering for working capital, AI and supply-chain initiatives, equipment or infrastructure expenditures, repayment of indebtedness and general corporate purposes. The Board may allocate cash among these purposes based on the Company's needs as and when received.

Why Stockholder Approval Is Requested

Nasdaq Listing Rule 5635(d) requires stockholder approval before a non-public issuance of 20% or more of a listed company's pre-transaction common stock or voting power at a price below Nasdaq Minimum Price. In addition, in the event we a shareholder purchases 20% of more of the Company’s common stock, as calculated on a pre-transaction basis, Nasdaq Listing Rule 5635(b) requires that we obtain stockholder approval. Because the Stock offering may exceed that threshold and may be priced below Nasdaq Minimum Price, iPower is seeking approval before entering into or completing the financing. The approval will also permit the Board to price the Stock Offering at or above Nasdaq Minimum Price within the same dollar, share and timing limits.

Principal Risks

The Stock Offering may cause substantial dilution and may place significant voting power with one or more new investors. As of the date of the proxy mailing, we do not yet know who the investors are, so stockholders cannot presently evaluate their identity, financial capacity or investment intentions at the time of the vote. If non-cash consideration is accepted, the value ultimately realized by iPower may differ from the value assigned at closing. Resales of the shares, or the expectation of resales, may place downward pressure on iPower's stock price. In addition, even if stockholder approval is obtained, the Board may subsequently determine not to complete the Stock Offering.

Effect of the Vote

If this proposal is approved, the Board may negotiate and complete a Stock Offering within the approved limits without another stockholder vote, provided all related closings occur within three months and the final terms are not materially more favorable to the investors than the approved limits. If the proposal is not approved, iPower may still complete a financing that does not require stockholder approval under Nasdaq rules, but it may not rely on this proposal to exceed those limits.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting is required to approve this Proposal No. 2.

Recommendation of the Board of Directors

The Board hereby recommends that the holders of common stock approve, for purposes of complying with Nasdaq Listing Rules 5635(d) and 5635(b), the issuance of more than 20% of the Company’s issued and outstanding common stock in relation to a private placement or registered offering of up to $10,000,000 of the Company’s common stock that may be priced below Nasdaq Minimum Price.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL NO. 2, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) and 5635(D), FOR THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN RELATION TO A PRIVATE PLACEMENT OR REGISTERED OFFERING OF UP TO $10,000,000 OF THE COMPANY’S COMMON STOCK AT A PRICE BELOW THE NASDAQ MINIMUM PRICE.

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PROPOSAL NO. 3

APPROVAL OF ADJOURNMENT PROPOSAL

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve one or more of Proposals Nos. 1-2, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn or postpone the Special Meeting at that time in order to enable the board of directors to solicit additional proxies.

In this Proposal No. 3, we are asking our stockholders to authorize the adjournment or postponement of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve one or more of Proposals Nos. 1-2 or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If our stockholders approve this Proposal No. 3, we could adjourn or postpone the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal No. 3 could mean that, even if we had received proxies representing a sufficient number of votes to defeat one or more of Proposals Nos. 1-2, we could adjourn or postpone the Special Meeting without a vote on such Proposal and seek to convince our stockholders to change their votes in favor of such Proposal.

If it is necessary or appropriate (as determined in good faith by the board of directors) to adjourn or postpone the Special Meeting, no notice of the adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned or postponed, so long as the meeting is adjourned or postponed for 30 days or less and no new record date is fixed for the adjourned or postponed meeting. At the adjourned or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Directors and Executive Officers

Other than as specified above with respect to directors’ and executive officers’ interests in Proposals Nos. 1-2, none of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of Common Stock.

Adjournment Resolution

At the Special Meeting, stockholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following ordinary resolution to approve Proposal No. 3 (the “Adjournment Resolution”):

RESOLVED, that one or more adjournments of the Special Meeting, if necessary or appropriate to establish a quorum or solicit additional proxies, are approved.

Vote Required

The affirmative vote of the holders of a majority of the share present in person or represented by proxy at the Special Meeting is required to approve Proposal No. 3, the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURMENT OF THE SPECIAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND VOTING “FOR” THE APPROVAL OF PROPOSALS NO. 1 AND 2 ARE INSUFFICIENT TO APPROVE SUCH PROPOSALS.

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ADDITIONAL INFORMATION

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730, Attn.: Corporate Secretary, or at (626) 863-7344. Any stockholder who wants to receive a separate copy of this proxy statement or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDERS’ PROPOSALS FOR THE NEXT SPECIAL MEETING

Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Exchange Act in our proxy materials for action at our next Annual Meeting must deliver the proposal to our executive office no later than October 30, 2026. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our proxy materials for our next Special Meeting. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than February 13, 2027.

At the next Special Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before February 29, 2027.

OTHER BUSINESS

The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K and other reports that we file with the SEC are available on our website at ir.meetipower.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE SPECIAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST [*], 2026. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL OUT AND SUBMIT THE ENCLOSED PROXY CARD TODAY OR FOLLOW THE SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES BY PROXY, OR THROUGH THE INTERNET, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

August [*], 2026

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SCAN TO VIEW MATERIALS & VOTE IPOWER INC. 8798 9TH STREET RANCHO CUCAMONGA, CALIFORNIA 91730 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time on August [*], 2026 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to [ www.virtualshareholdermeeting.com/IPW2026 ] You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p.m. Eastern Time on August [*], 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V88039 - Z92270 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY IPOWER INC. 1. To approve the potential issuance of up to $30 million of common stock, representing in excess of 20% of the outstanding common stock of the Company, as consideration for the acquisition of 100% of the outstanding common stock of Pacelor, a California corporation, for purposes of complying with Nasdaq Listing Rule 5635(a) or 5635(b). . 2. To approve, for purposes of complying with Nasdaq Listing Rules 5635(d) and 5635(b), the issuance of up to $10 million of common stock in one or more private placements or public offerings, at a price that may be above, equal to or below the Nasdaq Minimum Price, subject to the limits set forth within the proxy statement. 3. To consider and vote on a proposal to approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of any of the above proposals, in the event there are not sufficient votes at the time of the Special Meeting to approve the proposals or to establish a quorum. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Note: Please sign exactly as your name or names appear(s) in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When 4915 - 6139 - 1809 \ 1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain LI LI LI LI LI LI LI LI LI

iPower Inc. 8798 9th Street, Rancho Cucamonga, California 91730 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held at 10:00 a.m. ET, August [*], 2026 (Record Date [*], 2026) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Chenlong Tan as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of iPower Inc . which the undersigned is entitled to vote, as specified on the reverse, at the Special Meeting of Shareholders of iPower Inc . on August [*], 2026 at 10 : 00 a . m . ET via live webcast at [ www . virtualshareholdermeeting . com/IPW 2026 ] and at any adjournment or postponement thereof . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS . This proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14 a - 4 (c) promulgated under the Securities Exchange Act of 1934 , as amended . THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE " FOR " PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. 4915 - 6139 - 1809 \ 1 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com . V88040 - Z92270